CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of Nobilis Health Corp. of our report dated April 2, 2015 (January 12, 2016 as to Notes 1, 3, 18, 19, and 20) with respect to the consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2014 included in the Annual Report on Form 10-K for the year ended December 31, 2016, of Nobilis Health Corp.

/s/ Calvetti Ferguson

Houston, Texas
September 6, 2017